As filed with the Securities and Exchange Commission on December 10, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HP Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-1081436 (I.R.S. Employer Identification No.)

HP Inc.
1501 Page Mill Road
Palo Alto, CA 94304
(Address of Principal Executive Offices, Zip Code)

HP Inc. 401(k) Plan
(Full title of the plan)

Ruairidh Ross
Global Head of Strategic Legal Matters and Assistant Secretary
1501 Page Mill Road
Palo Alto, CA 94304
(650) 857-1501
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Sean Feller
Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, CA 90067-3026
(310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	2,000,000	$23.10	$46,200,000	$5,040.42

(1)
Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”), also covers an indeterminate amount of additional shares of  common stock, par value $0.01 per share (“Common Stock”), of HP Inc. (the “Company”) that may be offered or delivered under the HP Inc. 401(k) Plan (the “401(k) Plan”) to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transactions. No additional registration fee is included for these shares.  In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan.

(2)
Estimated solely for calculating the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the shares of Common Stock on the New York Stock Exchange on December 3, 2020, within five business days prior to filing.

Introductory Note

The Company has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act to increase by 2,000,000 the number of shares of Common Stock registered under the 401(k) Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information*

Not required to be filed with this Registration Statement.

*          Documents containing the information specified in Part I of Form S-8 have been and/or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Company and the 401(k) Plan are subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and, in accordance therewith, file reports, proxy statements and other information, as applicable, with the Commission. The following documents previously filed by the Company or the 401(k) Plan with the Commission are incorporated by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020 filed with the Commission on December 10, 2020;
(b)	The Annual Report on Form 11-K for the year ended December 31, 2019 filed with the Commission on June 16, 2020 with respect to the 401(k) Plan; and
(c)
the description of the Company’s Common Stock contained in the Company's Registration Statement on Form 8-A/A filed with the Commission on June 23, 2006 (Commission File No.  001-04423), as updated by Exhibit 4(j) to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2019, filed on December 12, 2019, together with any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

  The Company’s certificate of incorporation contains a provision eliminating the personal liability of the Company’s directors to the Company or its stockholders for breach of fiduciary duty as a director to the fullest extent permitted by applicable law.

  The Company’s bylaws provide for the indemnification of the Company’s directors and officers to the maximum extent permitted by Delaware law. The Company’s bylaws also provide:

                     (i)         that the Company is authorized to enter into individual indemnification contracts with the Company’s directors and officers to the fullest extent not prohibited by Delaware law, and

                     (ii)        that the Company shall not be required to indemnify any director or officer if (a) the director or officer has not met the standard of conduct which makes indemnification permissible under Delaware law, or (b) the proceeding for which indemnification is sought was initiated by such director or officer and such proceeding was not authorized by the board of directors.

The Company maintains liability insurance for the Company’s directors and officers. The Company has also agreed to indemnify certain officers against certain claims by their former employers as a result of their employment by the Company.

In addition, the Company’s bylaws give the Company the power to indemnify the Company’s employees and agents to the fullest extent permitted by Delaware law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description of Exhibit
4.1
Registrant’s Certificate of Incorporation (incorporated by reference to Exhibit 3(a) of Registrant’s Form 10-Q filed on June 12, 1998); Registrant’s Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3(b) on Registrant’s Form 10-Q filed on March 16, 2001); Registrant’s Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.2 on Registrant’s Form 8-K filed on October 22, 2015); Registrant’s Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 on Registrant’s Form 8-K filed on April 7, 2016).

4.2	Amended and Restated Bylaws of HP Inc.(incorporated by reference to Exhibit 3.1 on Registrant’s Form 8-K filed on February 13, 2019).
5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included in the signature page to this registration statement)

* Filed herewith.

The Company will submit or has submitted the 401(k) Plan and any amendments thereto to the U.S. Internal Revenue Service (the “IRS”) in a timely manner in accordance with the agency’s regulations and has made or will make all changes required by the IRS in order to qualify the plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings.

1. The Company and 401(k) Plan hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the SEC by the Company and the 401(k) Plan pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Company and the 401(k) Plan under the Securities Act to any purchaser in the initial distribution of the securities: The Company and 401(k) Plan undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company and 401(k) Plan, as appropriate, each will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company and 401(k) Plan or used or referred to by the Company and 401(k) Plan; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company and 401(k) Plan or its securities provided by or on behalf of the Company and 401(k) Plan; and (iv) any other communication that is an offer in the offering made by the Company and 401(k) Plan to the purchaser.

2. The Company and 401(k) Plan hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of such Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company and 401(k) Plan pursuant to the foregoing provisions, or otherwise, the Company and 401(k) Plan have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company and 401(k) Plan of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company and 401(k) Plan will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Half Moon Bay, State of California, on this December 10, 2020.

HP Inc.

By:	/s/ Ruairidh Ross
Name:	Ruairidh Ross
Title:	Global Head of Strategic Legal Matters and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kim M. Rivera and Ruairidh Ross, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Enrique Lores	President and Chief Executive Officer and Director (Principal Executive Officer)	December 10, 2020
Enrique Lores

/s/ Marie Myers	Acting Chief Financial Officer (Principal Financial Officer)	December 10, 2020
Marie Myers

/s/ Claire Bramley	Global Controller (Principal Accounting Officer)	December 10, 2020
Claire Bramley

/s/ Aida Alvarez	Director	December 10, 2020
Aida Alvarez

/s/ Shumeet Banerji	Director	December 10, 2020
Shumeet Banerji

/s/ Robert R. Bennett	Director	December 10, 2020
Robert R. Bennett

/s/ Charles V. Bergh	Director	December 10, 2020
Charles V. Bergh

/s/ Stacy Brown-Philpot	Director	December 10, 2020
Stacy Brown-Philpot

/s/ Stephanie Burns	Director	December 10, 2020
Stephanie Burns

/s/ Mary Anne Citrino	Director	December 10, 2020
Mary Anne Citrino

/s/ Richard L. Clemmer	Director	December 10, 2020
Richard L. Clemmer

/s/ Yoky Matsuoka	Director	December 10, 2020
Yoky Matsuoka

/s/ Stacey Mobley	Director	December 10, 2020
Stacey Mobley

/s/ Subra Suresh	Director	December 10, 2020
Subra Suresh

The 401(k) Plan.  Pursuant to the requirements of the Securities Act, the administrator of the HP Inc. 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Half Moon Bay, State of California, on this December 10, 2020.

HP INC. 401(k) PLAN

By:	/s/ Ruairidh Ross
Ruairidh Ross Global Head of Strategic Legal Matters and Assistant Secretary